EXECUTION COPY

AMENDMENT NO. 2

AMENDMENT NO. 2, dated as of September 1, 2006 (“Amendment”), to the Second Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of May 1, 2006, as amended by Amendment No. 1, dated August 1, 2006 and as further amended, modified and supplemented from time to time (the “Purchase Agreement”), between GOLDMAN SACHS MORTGAGE COMPANY (the “Purchaser”) and PHH MORTGAGE CORPORATION (formerly known as CENDANT MORTGAGE CORPORATION) and BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST (formerly known as CENDANT RESIDENTIAL MORTGAGE TRUST) (the “Sellers”).

RECITALS

WHEREAS, the parties hereto have entered into the Purchase Agreement;

WHEREAS, the parties hereto desire to modify the Purchase Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

2. Amendments.

(a) Article III of the Purchase Agreement is hereby amended by adding Section 3.06 into the Purchase Agreement:

“Repurchase of Mortgage Loans with Early Payment Defaults”

In the event that the first scheduled payment to be made by the Mortgagor on the first due date after the respective Closing Date, with respect to any Mortgage Loan is not paid within thirty (30) days following such due date, the Seller shall repurchase such Mortgage Loan within five (5) business days of the Purchaser’s request at a price equal to the Repurchase Price for such Mortgage Loan.

3. Except as expressly amended and modified by this Amendment, the Purchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

4. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLERS:

PHH MORTGAGE CORPORATION (formerly known as CENDANT MORTGAGE CORPORATION)

By:  _______________________________
Name: Crissy Judge
Title: Assistant Vice President

BISHOP’S GATE RESIDENTIAL

MORTGAGE TRUST (formerly known as CENDANT RESIDENTIAL MORTGAGE TRUST)

By: PHH Mortgage Corporation, as Administrator

By:  ________________________________
Name: Crissy Judge
Title: Assistant Vice President

PURCHASER:

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, as Purchaser

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, its General Partner

By:  _______________________________
Name:
Title: